MORNINGSTAR, INC.
AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN
STRETCH PERFORMANCE STOCK UNIT AWARD AGREEMENT
THIS STRETCH PERFORMANCE STOCK UNIT AWARD AGREEMENT, which includes the Online Grant Acceptance form (the “Grant Notice”) provided to the Participant named therein and any special terms and conditions for the Participant’s country set forth in the Addendum attached hereto (together, the “Award Agreement”), is made under the Morningstar, Inc. Amended and Restated 2011 Stock Incentive Plan, as amended from time to time (the “Plan”), as of the Grant Date specified in the Grant Notice. Any term capitalized but not defined in this Award Agreement will have the meaning set forth in the Plan. For purposes of this Award Agreement, “Employer” means the entity (the Company or Affiliate) that employs the Participant.
BETWEEN:
(1)MORNINGSTAR, INC., an Illinois corporation (the “Company”); and
(2)The Participant identified in the Grant Notice.
1GRANT OF PERFORMANCE STOCK UNITS
1.1In accordance with the terms of the Plan and subject to the terms and conditions of this Award Agreement, the Company hereby grants to the Participant a Performance Stock Unit Award with respect to the number of Stretch Performance Stock Units (“PSUs” or "Stretch PSU Opportunity") set forth in the Grant Notice. The number of PSUs earned shall be determined in accordance with the performance conditions specified in Section 2 (the “Performance Conditions”), provided that no PSUs shall be earned unless performance exceeds the Stretch PSU Opportunity (target) performance level. The PSUs shall constitute performance-based Restricted Stock Units granted pursuant to Section 3.3 of the Plan.
1.2Each PSU is a notional amount that represents one unvested share of common stock, no par value, of the Company (a “Share”). Each PSU constitutes the right, subject to the terms and conditions of the Plan and this Award Agreement, to distribution of a Share if and to the extent the Performance Conditions are satisfied and the PSUs otherwise become vested.
1.3Notwithstanding the foregoing, if the Participant is resident or employed outside of the United States, the Company, in its sole discretion, may settle the PSUs in the form of a cash payment to the extent settlement in Shares: (i) is prohibited under local law;

(ii) would require the Participant, the Company and/or its Affiliates to obtain the approval of any governmental and/or regulatory body in the Participant’s country; (iii) would result in adverse tax consequences for the Participant, the Company or any Affiliate; or (iv) is administratively burdensome. Alternatively, the Company, in its sole discretion, may settle the PSUs in the form of Shares but require the Participant to sell such Shares immediately or within a specified period following the Participant’s termination of Service (in which case, this Award Agreement shall give the Company the authority to issue sales instructions on the Participant’s behalf).
1.4This Award Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Participant hereby agrees to be bound by the terms of this Award Agreement and the Plan.
1.5Further details of the PSUs granted to the Participant under the terms of this Award Agreement are set forth in the Grant Notice.
1PERFORMANCE CONDITIONS
2.1Subject to the terms of the Award Agreement and the Plan, the number of PSUs that shall be eligible to be earned shall be based on Adjusted Operating Income ("AOI") as of the end of the Performance Period (which is set forth in the Grant Notice), as reported by the Company in its Annual Report on Form 10-K for 2026 (the “2026 AOI”) for the Company and/or for the business unit or product area ("Segment") of the Company with which the Participant's responsibilities are aligned. References to "Stretch PSU Opportunity AOI” and "Maximum Opportunity AOI" herein shall mean the baseline and maximum 2026 AOI goals determined by the Committee for the Company and/or for the Segment. The number of PSUs that shall be eligible to vest at the end of the Performance Period shall be equal to the product of (A), multiplied by (B), where:
(A) = Stretch PSU Opportunity, which is the number of PSUs set forth in the Grant Notice, and
(B) = Percentage of Stretch PSU Opportunity achieved, as calculated in the table below and in accordance with this Award Agreement:

	AOI Attainment Performance
	2026 AOI Performance as a Percentage of Stretch PSU Opportunity AOI	Percentage of Stretch PSU Opportunity Achieved (B)
Stretch PSU Opportunity AOI	100%	0%
Maximum Opportunity AOI	125%	200%

2.2If the 2026 AOI performance that is achieved equals the Stretch PSU Opportunity AOI performance, there is no payout. If the 2026 AOI performance that is achieved exceeds the Stretch PSU Opportunity AOI performance but is less than the Maximum Opportunity AOI for the Company or applicable Segment with which the Participant's responsibilities are aligned, the percentage of the Stretch PSU Opportunity earned shall be interpolated between Stretch PSU Opportunity AOI and Maximum Opportunity AOI. For example, if the 2026 AOI performance is 114% of the Stretch PSU Opportunity AOI, then the percentage of the Stretch PSU Opportunity achieved will be 112%.
2.3For avoidance of doubt, no PSUs shall be earned pursuant to this Award Agreement if the 2026 AOI does not exceed the Stretch PSU Opportunity AOI, and the maximum number of PSUs that may be earned pursuant to this Award Agreement shall be 200% of the Stretch PSU Opportunity.
2.4The Stretch PSU Opportunity AOI metrics for the Company and the Segment (if any) applicable to the Participant will be communicated under separate cover.
2.5If at the time the Performance Conditions are established by the Committee the Participant's responsibilities are aligned with more than one Segment and therefore, multiple Segment AOI Performance Conditions are designated to apply to the Participant's PSUs, the Participant's earned PSUs will be determined based on an average of the 2026 AOI attainment performance for the applicable Segments, weighted to the extent the Committee in its discretion determines is necessary to reflect the proportion of the Participant's service to each such Segment.

2.6If, during the course of the Performance Period, the Participant’s responsibilities change in a way that they are no longer aligned with the Segment and the corresponding Segment AOI Performance Condition that was designated to apply to the Participant at the time the applicable Performance Condition was established by the Committee, then unless otherwise determined by the Committee in its discretion, the 2026 AOI attainment level will be determined based on the attainment level of the Performance Condition applicable to the Participant's initially designated Segment over the full Performance Period, as determined by the Committee, and then will be prorated based on the number of whole months in the Performance Period that the Participant’s responsibilities were aligned with such Segment and divided by 36 (i.e., the total number of months in the entire Performance Period). Further, if the Participant’s new responsibilities are aligned with a different Segment, then unless otherwise determined by the Committee in its discretion, the 2026 AOI attainment level will be determined based on the attainment level of the Performance Condition applicable to the subsequently designated Segment over the full Performance Period, as determined by the Committee, and then will be pro-rated based on the number of whole months in the Performance Period that the Participant is aligned to the subsequently designated Segment and divided by 36 (i.e., the total number of months in the entire Performance Period).
2.7To consider acquisitions and divestitures, the Committee will have the discretion to adjust the Performance Conditions to the extent affected thereby, and to adjust the allocation methodology that would impact Segment AOI, in each case as it deems appropriate.
2.8The Committee will have the discretion to adjust the Performance Conditions during the Performance Period or the method of calculating the attainment level of the Performance Conditions for unusual, one-time, or unanticipated and extraordinary events that have an impact on the Company’s financial results, and to adjust the allocation methodology that would impact Segment AOI, in each case as it deems appropriate.
2.9The Committee will have the discretion to adjust the Performance Conditions during the Performance Period or the method of calculating the attainment level of the Performance Conditions to exclude or neutralize the impact of fluctuation in foreign currency exchange rates, and to adjust the allocation methodology that would impact Segment AOI.

2.10Except as otherwise provided in this Award Agreement, the Committee may, in its sole discretion, reduce, but not increase, the percentage of PSUs that is earned at any level of performance.
2.11Subject to, and except as otherwise provided by, this Award Agreement, including Section 4.2 hereof, the PSUs that are earned pursuant to the attainment of the Performance Conditions set forth in Section 2 shall vest only if the Participant has remained in continuous Service until the last day of the Performance Period.
2RIGHTS AS A SHAREHOLDER
3.1Unless and until a PSU has been earned and has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote that Share or have any right to dividends, dividend equivalents or other distributions with respect to that Share; provided that the number and class of securities subject to this Award Agreement shall be subject to adjustment in accordance with Section 5.7 of the Plan.
3TERMINATION OF SERVICE AND OTHER CHANGES IN SERVICE STATUS
4.1If the Participant’s Service (as defined in Section 4.5) terminates for any reason other than a termination by the Company without Cause (as defined in Section 4.4) on or prior to the last day of the Performance Period, the Participant will forfeit the right to receive Shares underlying any PSUs.
4.2If the Participant’s Service is terminated by the Company without Cause, the Participant at the end of the Performance Period shall continue to be eligible to vest in a number of PSUs that would have been earned had the Participant’s employment continued through the last day of the Performance Period equal to the number of PSUs that would have vested based on the actual attainment of the Performance Conditions for the entire Performance Period, multiplied by a fraction, the numerator of which shall be the number of whole months the Participant was in Service between the first date of the Performance Period and the date of the termination of the Participant’s Service and the denominator of which shall be the total number of months contained in the Performance Period.
4.3For purposes of this Award Agreement, "Affiliate” means an entity that is (directly or indirectly) controlled by, or controls, the Company.
4.4For purposes of this Award Agreement, “Cause” shall mean the Participant’s: (i) willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or (iii) commission or conviction of, or plea of nolo contendere to, any felony or any crime significantly injurious to the Company or an Affiliate. An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. Determination of Cause shall be made by the Committee in its sole discretion.
4.5For purposes of this Award Agreement “Service” means the provision of services to the Company or its Affiliates in the capacity of an employee or a member of the Board but not as a consultant to the Company or an Affiliate. For purposes of this Award Agreement, the transfer of an employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service. However, if the Affiliate for which an employee is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the employee ceases to perform services for the Company or any Affiliate, the employee shall incur a termination of Service.
4.6For purposes of this Award Agreement, the Participant’s Service will be considered terminated as of the date the Participant is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, the Participant’s right to vest in PSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her PSU award (including whether the Participant may still be considered to be providing services while on a leave of absence).
4TIMING AND FORM OF PAYMENT

5.1Once a PSU is earned and vested and the Committee has certified in writing the achievement of the Performance Conditions, the Participant will be entitled to receive a Share in its place. Delivery of the Share will be made as soon as administratively feasible after its associated PSU vests, but no later than 2½ months from the end of the calendar year that contains the last day of the Performance Period. Shares delivered under this Award Agreement shall be subject to the Company’s share retention policy, as in effect from time to time.
5RESPONSIBILITY FOR TAXES AND TAX WITHHOLDING OBLIGATIONS
6.1The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Further, notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to the PSUs. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to, the grant, vesting or settlement of the PSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. In addition, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
6.2The Participant shall, upon occurrence of any tax withholding event, pay to the Company or the Employer or make arrangements satisfactory to the Company for payment of any Tax-Related Items required by law to be withheld on account of such taxable event. Without limiting the Company’s power or rights pursuant to Section 5.5 of the Plan, amounts required by law or regulation to be withheld by the Company with respect to any taxable event arising under this Award Agreement will be satisfied by having Shares withheld in accordance with Section 5.5 of the Plan. In addition, the Participant may elect to deliver to the Company the necessary funds to satisfy the withholding obligation, in which case there will be no reduction in the Shares otherwise distributable to the Participant.
6.3Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested PSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
6NOTICES
7.1Any notice or other communication required or permitted under this Award Agreement must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Morningstar, Inc., 22 West Washington Street, Chicago, Illinois, 60602, USA, Attention: General Counsel. Notice to the Participant should be sent to the address of the Participant contained in the Company’s records. Either party may change the person and/or address to whom the other party must give notice by giving such other party written notice of such change, in accordance with the procedures described above.
7NATURE OF GRANT
In accepting the PSU award grant, the Participant acknowledges, understands and agrees that:
a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
b)the grant of PSUs is extraordinary, voluntary and occasional and does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs, even if PSUs have been granted in the past;

c)all decisions with respect to future PSU or other award grants, if any, will be at the sole discretion of the Committee;
d)the Participant is voluntarily participating in the Plan;
e)the Participant’s participation in the Plan shall not create a right to further Service with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s Service at any time with or without Cause;
f)a PSU grant will not be interpreted to form an employment or service contract or relationship with the Company or an Affiliate;
g)the grant of PSUs, the Shares subject to the PSUs, and the income and value of the same, are not intended to replace any pension rights or compensation;
h)the grant of PSUs, the Shares subject to the PSUs, and the income and value of the same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Affiliate;
i)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
j)unless otherwise provided in the Plan or by the Company in its discretion, the PSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;
k)unless otherwise agreed with the Company, the PSUs and the Shares subject to the PSUs, and the income and value of the same, are not granted as consideration for, or in connection with, the Service the Participant may provide as a director of an Affiliate;
l)no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs or recoupment of any Shares acquired under the Plan resulting from (i) the termination of the Participant’s Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any), and/or (ii) the application of any recoupment policy as described in Section 20 of the Award Agreement or any recovery or clawback policy otherwise required by law, and in consideration of the grant of PSUs, the Participant agrees not to institute any claim against the Company or any Affiliate; and
m)notwithstanding Section 2.9, neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to the Participant pursuant to the vesting of PSUs or the sale of Shares.
8DATA PRIVACY
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in any PSU award grant materials by and among, as applicable, the Employer, the Company, and any other Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all PSU awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to the Company’s designated broker and/or stock plan service provider that is assisting the Company (presently or in the future) with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.

The Participant authorizes the Company, the Employer and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.
Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or later seeks to revoke the Participant’s consent, the Participant’s employment or Service status with the Employer will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to grant PSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
9ELECTRONIC DELIVERY AND ACCEPTANCE
10.1The Company may, in its sole discretion, decide to deliver any documents related to PSUs awarded under the Plan or future PSUs that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
10SEVERABILITY
11.1The provisions of the Award Agreement (including the Country-Specific Terms and Conditions attached hereto as an Addendum), are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
11NO ADVICE REGARDING GRANT
12.1The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
12IMPOSITION OF OTHER REQUIREMENTS
13.1The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on PSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13LANGUAGE
14.1The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Award Agreement (including the country-specific terms and conditions attached hereto as an Addendum), the Plan or any other documents related to the grant of a PSU. If the Participant received any document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
14INSIDER TRADING/MARKET ABUSE LAWS
15.1By participating in the Plan, the Participant agrees to comply with any Company insider trading policy. The Participant further acknowledges that, depending on the Participant’s or his or her broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., PSUs) or rights linked to the value of Shares, during such times the Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the

Participant places before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant understands that third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with applicable restrictions and, therefore, the Participant should consult with his or her personal legal advisor on this matter.
15FOREIGN ASSET/ACCOUNT REPORTING REQUIREMENTS AND EXCHANGE CONTROLS
16.1The Participant acknowledges that the Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares or sales proceeds from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult his or her personal legal advisor for any details.
16ADDENDUM
17.1Notwithstanding any provisions in the Award Agreement, PSUs shall also be subject to the Country-Specific Terms and Conditions for the Participant’s country, if any, set forth in the Addendum attached hereto. Moreover, if the Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Participant, to the extent that the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
17CONSTRUCTION
18.1The PSUs granted hereunder are subject to any rules and regulations promulgated by the Committee pursuant to the Plan, now or hereafter in effect.

18.2The Company and the Participant may amend this Award Agreement only by a written instrument signed by both parties, provided, that the Company may amend this Award Agreement without further action by the Participant if (i) such amendment is deemed by the Company to be advisable or necessary to comply with applicable law, rule, or, regulation, including Section 409A of the Code, or (ii) if such amendment is not to the detriment of the Participant.
18.3The Participant shall agree to the terms of this Award Agreement by accepting the Grant Notice at the time and in the manner specified by the Company.
18.4The Plan, the PSUs and this Award Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.
18SECTION 409A
19.1To the extent the Participant is a citizen of the United States or a United States resident under the Code, the Company intends that the PSUs shall not constitute “nonqualified deferred compensation” subject to Section 409A of the Code, and the PSUs are intended to be exempt from Section 409A of the Code under the “short-term deferral” exception to the maximum extent permitted under Section 409A of the Code, and the Award Agreement shall be interpreted, administered and construed consistent with such intent. Notwithstanding the foregoing, the Company may unilaterally amend the terms of this Award Agreement (or the Plan) to avoid the application of, or to comply with, Section 409A of the Code, in a particular circumstance or as necessary or desirable to satisfy any of the requirements under Section 409A of the Code or to mitigate any additional tax, interest and/or penalties that may apply under Section 409A of the Code if exemption or compliance is not practicable, but the Company or the Employer shall not be under any obligation to make any such amendment. Nothing in this Award Agreement (or the Plan) shall provide a basis for any person to take action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid under the Award Agreement, and neither the Company nor any of its Affiliates shall under any circumstances have any liability to the Participant or his or her estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Award Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.
19RECOUPMENT

20.1Recoupment. All awards of PSUs, whether unvested or vested, and any Shares issued upon settlement of the PSUs, shall be subject to any incentive compensation clawback or recoupment policy of the Company (i) currently in effect, (ii) as may be adopted by the Company to comply with applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or (iii) as may be adopted by the Company to facilitate the Company’s objectives related to eliminating or reducing fraud, misconduct, wrongdoing, or violations of law by an employee or other service provider or related to improving the Company’s governance practices or similar considerations and, in each case, as may be amended from time to time (the “Recoupment Policy”), such that any award of PSUs that was made to a Participant who is subject to the Recoupment Policy, and any Shares acquired pursuant to such award of PSUs, shall be subject to deduction, clawback or forfeiture, as provided under the Recoupment Policy. Further, the PSUs, whether unvested or vested, and any Shares issued upon settlement of the PSUs, shall be subject to deduction, clawback or forfeiture to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. No recovery of compensation as described in this Section 20.1 will constitute an event giving rise to the Participant’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company, an Affiliate and/or the Participant.
20.2Recoupment Authorization. To satisfy any recoupment obligation arising under the Recoupment Policy or otherwise under applicable laws, rules, regulations or stock exchange listing standards, among other things, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any Shares or other amounts acquired pursuant to the PSUs to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Recoupment Policy or recoupment obligation. To the extent required under the Recoupment Policy, notice will be provided to Participant prior to the satisfaction of any recoupment obligation arising under the Recoupment Policy or otherwise. To the extent that this Award Agreement and the Recoupment Policy conflict, the terms of the Recoupment Policy shall prevail.

ADDENDUM
COUNTRY-SPECIFIC TERMS AND CONDITIONS
Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or in the Award Agreement.
Terms and Conditions
This document includes additional terms and conditions that govern PSUs granted under the Plan if the Participant works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which the Participant currently is residing and/or working, transfers employment and/or residency after the Grant Date or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant.
Notifications
This document also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2024. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information noted in this document as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant vests in PSUs or sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.
If the Participant is a citizen or resident of a country other than the one in which the Participant currently is residing and/or working, transfers employment and/or residency after the Grant Date or is considered a resident of another country for local law purposes, the notifications contained herein may not apply to the Participant.

BRAZIL, EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) COUNTRIES, SWITZERLAND AND THE UNITED KINGDOM
Data Privacy: If the Participant resides and/or works in a country within Brazil, the EU/EEA, Switzerland or the United Kingdom, Section 9 of the Award Agreement shall be replaced with the following:
The Participant is hereby notified of the collection, use and transfer outside of the European Economic Area, as described in this Award Agreement, in electronic or other form, of the Participant’s Personal Data (defined below) by and among, as applicable, the Company and certain of its Affiliates for the exclusive and legitimate purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Personal Data”), for the purpose of implementing, administering and managing the Plan.
The Participant understands that providing the Company with his or her Personal Data is necessary for the performance of this Award Agreement and that the Participant’s refusal to provide the Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Participant’s Personal Data shall be accessible within the Company only by the persons specifically charged with Personal Data processing operations and by the persons who need to access the Personal Data because of their duties and position in relation to the performance of this Award Agreement.
The Company will use the Participant’s Personal Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s Personal Data, it will remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
The Participant understands that the Company will transfer Personal Data to Charles Schwab & Co., Inc. (the “Broker”), and/or such other third parties as may be selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Personal Data with such other provider(s) serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition of the Participant’s ability to participate in the Plan.
The Broker is based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. If the Participant is outside of the United States, the Participant should note that the Participant’s country has enacted data privacy laws that are different from the United States. By participating in the Plan, the Participant agrees to the transfer of the Participant’s Personal Data to the Broker for the exclusive purpose of administering the Participant’s participation in the Plan. The Company's legal basis, where required, for the transfer of Personal Data to the Broker is that such transfer is necessary for the performance of this Award Agreement.
The Participant has a number of rights under data privacy laws in the Participant’s country. Depending on where the Participant is based, the Participant’s rights may include the right to (i) request access or copies of Personal Data the Company processes, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrictions on processing, (v) portability of Personal Data, (vi) lodge complaints with competent authorities in the Participant’s country, and/or (vii) a list with the names and addresses of any potential recipients of the Participant’s Personal Data. To receive clarification regarding the Participant’s rights or to exercise the Participant's rights, the Participant should contact the local human resources representative or the Data Protection Officer at: privacyenquires@morningstar.com.
Finally, the Participant may choose to opt out of allowing the Company to share the Participant’s Personal Data with Broker and others as described above, although execution of such choice may mean the Company cannot grant awards under the Plan to the Participant. For questions regarding opting-out of the Plan, the Participant should contact his or her local human resources representative or the Data Protection Officer at: privacyenquires@morningstar.com.

AUSTRALIA
Terms and Conditions
Compliance with Law. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Participant shall not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Australian Corporations Act 2001 (Cth), any other provision of the Corporations Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company's Affiliate in Australia is under no obligation to seek or obtain the approval of its shareholders for the purpose of overcoming any such limitation or restriction.
Notifications
Securities Law Notification. The grant of the PSUs is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
BELGIUM
There are no country-specific provisions.
BRAZIL
Terms and Conditions
Labor Law Policy and Acknowledgement. This provision supplements Section 8 of the Award Agreement:
By accepting the PSUs, the Participant agrees that he or she is (i) making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to the Participant.
Compliance with Law. By accepting the PSUs, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the PSUs, and the sale of Shares acquired under the Plan and the receipt of any dividends or dividend equivalents.
CANADA
Terms and Conditions

Form of Settlement. Notwithstanding any terms and conditions in the Plan, Award Agreement or any other grant materials, the PSUs will be settled in Shares only, not cash.
Termination of Service. This provision replaces the second paragraph of Section 4.5 of the Award Agreement:
For purposes of the PSUs, the Participant’s Service is considered terminated as of the date the Participant is no longer actually employed or otherwise rendering Service to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws or the terms of the Participant’s employment or service contract, if any). Unless otherwise extended by the Company or expressly provided in the Award Agreement, the Participant’s right to vest in the PSUs, if any, will terminate effective as of such date (the “Termination Date”). The Termination Date will not be extended by any common law notice period. Notwithstanding the foregoing, however, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the PSUs under the Award Agreement, if any, will be allowed to continue for that minimum notice period but then immediately terminate effective as of the last day of the Participant’s minimum statutory notice period (except as set forth in Section 4.2 of the Award Agreement).
In the event the date the Participant is no longer providing actual service cannot be reasonably determined under the terms of this Award Agreement and/or the Plan, the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PSUs (including whether the Participant may still be considered to be providing services while on a leave of absence). Any portion of the PSUs that is not vested on the Termination Date shall terminate immediately and be null and void, except as set forth in Section 4.2 of the Award Agreement. Subject to the foregoing, unless the applicable employment standards legislation specifically requires, in the Participant’s case, the Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Participant’s service relationship is terminated (as determined under this provision), nor will the Participant be entitled to any compensation for lost vesting.
The following provisions apply to residents of Quebec:
French Language Documents. A French translation of the Plan and the Award Agreement will be made available to the Participant as soon as reasonably practicable. The Participant understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. Notwithstanding anything to the contrary in the Award Agreement, and unless the Participant indicates otherwise, the French translation of the Plan and the Award Agreement will govern the PSUs and the Participant’s participation in the Plan.
Documents en français. Une traduction en français du Plan et du Contrat d’Attribution sera mise à la disposition du Participant dès que raisonnablement possible. Le Participant comprend que, de temps à autre, des informations supplémentaires liées à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Nonobstant toute disposition contraire dans le Contrat d’Attribution, et à sauf indication contraire de la part du Participant, la traduction française du Plan et du Contrat d’Attribution régira l'attribution de « Performance Stock Units » (« PSUs ») et la participation au Plan du Participant.
Data Privacy. The following provision supplements Section 9 of the Award Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information regarding the PSUs and the Participant's participation in the Plan from all personnel, professional or non-professional, involved with the administration of the Plan. The Participant further authorizes the Company and its Affiliates, the administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to disclose and discuss the Plan and the Participant's participation in the Plan with their advisors. The Participant further authorizes the Company and its Affiliates to record information regarding the PSUs and the Participant's participation in the Plan and to keep such information in Participant's file. The Participant acknowledges and agrees that the Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S.A. If applicable, the Participant also acknowledges and authorizes the Company and its Affiliates, the administrator of the Plan and any third party brokers/administrators that are assisting the Company with the operation and administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
Notifications
Securities Law Notification. The Participant is permitted to sell Shares acquired under the Plan through the designated broker, if any, provided the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., Nasdaq Stock Market).
CHILE

Terms and Conditions
Securities Law Notification. The grant of the PSUs is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.
a)The starting date of the offer will be the Grant Date (as defined in the Grant Notice), and this offer conforms to General Ruling No. 336 of the Chilean Commission for the Financial Market;
b)The offer deals with securities not registered in the Registry of Securities or in the Registry of Foreign Securities of the Chilean Commission for the Financial Market, and therefore such securities are not subject to its oversight;
c)The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the Chilean Commission for the Financial Market; and
d)The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.
CHINA
The following provisions apply only if the Participant is subject to exchange control restrictions or regulations in China, as determined by the Company in its sole discretion.
Terms and Conditions
Settlement of PSUs and Sale of Shares. To facilitate compliance with exchange control regulations in China, the PSUs may be settled in the form of a cash payment. Alternatively, the PSUs may be settled in Shares, in which case, the Participant agrees that the Company is authorized to sell the Shares immediately upon settlement or after termination of Participant’s Service, as described below, and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares (on the Participant’s behalf pursuant to this authorization without further consent). The Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price.
Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale of Shares (less any applicable Tax-Related Items, brokerage fees or commissions) to the

Participant in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth below under “Exchange Control Requirements.”
Treatment of PSUs Upon Termination of Service. Due to exchange control regulations in China, the Participant understands and agrees that the Company may require the sale of Shares held by the Participant within six (6) months following the Participant’s termination of Service, or within such other period as determined by the Company or required by the China State Administration of Foreign Exchange (“SAFE”) (the “Mandatory Sale Date”). This includes any portion of Shares that vest upon the Participant’s termination of Service. The Participant understands that should the Company impose this requirement, any Shares held by the Participant under the Plan that have not been sold by the Mandatory Sale Date will automatically be sold by the Company’s designated broker at the Company’s direction (on the Participant’s behalf pursuant to this authorization without further consent).
Exchange Control Requirements. The Participant understands and agrees that, to facilitate compliance with exchange control requirements, the Participant is required to immediately repatriate to China the cash proceeds from the sale of the Shares and any dividends paid on such Shares. The Participant further understands that such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or its Affiliates, and the Participant hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to the Participant. The Company may deliver the proceeds to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to the Participant and due to fluctuations in the Share trading price and/or the U.S. dollar/PRC exchange rate between the sale/payment date and (if later) when the proceeds can be converted into local currency, the proceeds that the Participant receives may be more or less than the market value of the Shares on the sale/payment date (which is the amount relevant to determining the Participant’s tax liability). The Participant agrees to bear the risk of any currency fluctuation between the sale/payment date and the date of conversion of the proceeds into local currency.
The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
FRANCE

Terms and Conditions
Type of Grant. The PSUs are not granted as “French-qualified” awards and are not intended to qualify for the special tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Language Acknowledgement. By accepting the PSUs, the Participant confirms having read and understood the documents relating to the PSUs which were provided to Participant in English.
En acceptant l'attribution de « Performance Stock Units » (« PSUs »), le Participant confirme avoir lu et compris les documents relatifs aux PSUs qui ont été communiqués au Participant en langue anglaise.
GERMANY
There are no country-specific provisions.
HONG KONG
Terms and Conditions
Restrictions on Sale and Transferability. In the event that Shares are vested pursuant to PSUs within six months after the Grant Date, the Participant (and the Participant’s heirs) hereby agrees that such Shares may not be offered for sale to the public or otherwise disposed of prior to the six-month anniversary of the Grant Date. Any Shares acquired under the Plan are accepted as a personal investment.
Form of Settlement. Notwithstanding any terms and conditions in the Plan, Award Agreement or any other grant materials, the PSUs will be settled in Shares only, not cash.
Notifications
Securities Warning. PSUs and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates. The Plan, the Plan prospectus and any other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the Participant’s personal use and may not be distributed to any other person. If the Participant is in any doubt about any of the contents of the Plan or the Plan prospectus, the Participant should obtain independent professional advice.

Occupational Retirement Schemes Ordinance Information. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent that any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of PSUs shall be null and void.
INDIA
There are no country-specific provisions.
ITALY
Terms and Conditions
Plan Document Acknowledgment. The Participant acknowledges that the Participant has read and specifically and expressly approves the following Sections of the Award Agreement: Section 6 (Responsibility for Taxes and Tax Withholding Obligations); Section 8 (Nature of Grant); Section 10 (Electronic Delivery and Acceptance); Section 13 (Imposition of Other Requirements); Section 14 (Language); Section 17 (Addendum) and the Data Privacy provision above in the Addendum for Brazil, EU/EEA countries, Switzerland and the United Kingdom.
JAPAN
There are no country-specific provisions.
KOREA
Notifications
Exchange Control Reporting Notification. If the Participant sells the Shares acquired at settlement of the PSUs and/or receives cash dividends on the Shares, the Participant may be obligated to file a report with a Korean foreign exchange bank, provided the proceeds are in excess of a threshold amount (currently USD 5,000) (per transaction) and deposited into a non-Korean bank account. A report may not be required if proceeds are deposited into a non-Korean brokerage account. As it is the Participant's responsibility to comply with any applicable exchange control reporting obligations in Korea, the Participant should consult with a personal legal advisor to determine the Participant's obligations.
LUXEMBOURG
There are no country-specific provisions.
MEXICO
Terms and Conditions

Labor Law Acknowledgement. The following provision supplements Section 8 of the Award Agreement:
By accepting the PSUs, the Participant acknowledges that he or she understands and agrees that: (i) the PSUs are not related to the salary and other contractual benefits granted to the Participant by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement. The grant of the PSUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 22 West Washington Street, Chicago, Illinois, 60602, USA, is solely responsible for the administration of the Plan. Participation in the Plan and the acquisition of Shares under the Plan does not, in any way establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the sole employer is the Affiliate employing the Participant, as applicable, nor does it establish any rights between the Participant and the Employer.
Plan Document Acknowledgement. By participating in the Plan, the Participant acknowledges that he or she has received copies of the Plan and the Award Agreement, has reviewed the Plan and the Award Agreement in their entirety and fully understands and accept all provisions of the Plan and the Award Agreement.
In addition, by participating in the Plan, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 8 of the Award Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Affiliates are not responsible for any decrease in the value of the Shares underlying the PSUs.
Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Employer, the Company and/or its Affiliates for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Employer and the Company and its Affiliates with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral. Esta disposición complementa la Sección 8 del Acuerdo:

Al aceptar el PSU, el Participante reconoce entiende y acuerda que: (i) la PSU no se encuentra relacionada con el salario ni con otras prestaciones contractuales concedidas al Participante por del patrón; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de empleo.
Declaración de Política. La concesión del PSU que la Compañía está haciendo bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en 22 West Washington Street, Chicago, Illinois, 60602, Estados Unidos de Norteamérica, es la única responsable por la administración del Plan. La participación en el Plan y la adquisición de Acciones no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, ya que la participación en el Plan por parte del Participante es completamente comercial y el único patrón es la Subsidiaria que ha contratado al Participante, en caso de ser aplicable, así como tampoco establece ningún derecho entre el Participante y su patrón.
Reconocimiento del Plan de Documentos. Al participar en el Plan, el Participante reconoce que ha recibido copias del Plan y del Acuerdo, mismos que ha revisado en su totalidad y los entiende completamente y, que ha entendido y aceptado las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al participar en el Plan, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 8 del Acuerdo, en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias no son responsables por cualquier detrimento en el valor de las Acciones en relación con la PSU.
Finalmente, el Participante declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a sus Subsidiarias con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
Notifications
Securities Law Notification. The PSUs and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan and this Award Agreement, and any other document relating to the PSUs may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of the Participant’s existing relationship with the Company and the Employer and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company’s Mexican Affiliate made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
Terms and Conditions
Exclusion of Claim. By accepting the PSUs, the Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant ceasing to have rights under or to be entitled to the PSUs, whether or not as a result of the Participant’s termination of Service (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the PSUs. Upon acceptance of the PSUs, the Participant shall be deemed irrevocably to have waived any such entitlement.
NEW ZEALAND
Notifications
Securities Law Notification.
Warning
This is an offer of PSUs which, upon vesting and settlement in accordance with the terms of the Plan and this Award Agreement, will be converted into Shares. Shares give you a stake in the ownership of Morningstar, Inc. You may receive a return if dividends are paid.
If Morningstar, Inc. runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment, if any.
Ask questions, read all documents carefully, and seek independent financial advice before committing.
The Shares are quoted on the Nasdaq Stock Market. This means that if you acquire Shares under the Plan, you may be able to sell them on the Nasdaq Stock Market if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Shares.
You also are hereby notified that the documents listed below are available for review in connection with the offer of PSUs under the Plan:
1.Morningstar Inc.’s most recent Annual Report (i.e., Form 10-K) is available at: https://shareholders.morningstar.com/investor-relations/financials/sec-filings/default.aspx.
2.Morningstar Inc.’s most recent published financial statements (Form 10-Q or 10-K) and the auditor’s report on those financial statements are available at: https://shareholders.morningstar.com/investor- relations/financials/sec-filings/default.aspx.
3.The Plan is available on the website of the Company’s stock plan service provider.
4.The Plan Prospectus is available on the website of the Company’s stock plan service provider.
A copy of the above documents will be sent to you free of charge on written request being mailed to Morningstar, Inc., 22 West Washington Street, Chicago, Illinois, 60602, USA, Attention: General Counsel.
NORWAY
There are no country-specific provisions.
ROMANIA
Terms and Conditions
Language Consent. By accepting the grant of PSUs, the Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Plan and the Award Agreement), which were provided in the English language. The Participant accepts the terms of those documents accordingly.

Consimtamant cu Privire la Limba. Acceptând acordarea unităților de Performance Stock Unit-uri, participantul recunoașteți că are cunoștințe competenți în citirea și înțelegerea limbii engleze și înțelegeți pe deplin termenii documentelor legate de subvenție (Planul si Acordul de acordare), care au fost furnizate în limba engleză. Acceptați termenii acestor documente în consecință.
SINGAPORE
There are no country-specific provisions.
SOUTH AFRICA
Notifications
Securities Law Notification. In compliance with South African securities laws, the documents listed below are available on the following websites:
i.a copy of the Company’s most recent annual report (i.e., Form 10-K) is available at: https://shareholders.morningstar.com/investor-relations/financials/sec-filings/default.aspx;
ii.a copy of the Plan is available on the website of the Company’s stock plan service provider; and
iii.a copy of the Plan Prospectus is available on the website of the Company’s stock plan service provider.
A copy of the above documents will be sent to the Participant free of charge on written request to Morningstar, Inc., 22 West Washington Street, Chicago, Illinois, 60602, USA, Attention: General Counsel.
The Participant is advised to carefully read the materials provided before making a decision whether to participate in the Plan. In addition, the Participant should contact his or her tax advisor for specific information concerning the Participant’s personal tax situation with regard to Plan participation.
SPAIN
Terms and Conditions
Nature of Grant. This provision supplements Section 8 of the Award Agreement:
In accepting the grant of the PSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

Further, the Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant PSUs under the Plan to individuals who may be employees of the Company or an Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Affiliate to the extent set forth in the Award Agreement. Consequently, the Participant understands that the PSUs are granted on the assumption and condition that such PSUs and any Shares acquired upon vesting of the PSUs shall not become a part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, or salary for any purposes (including severance compensation) or any other right whatsoever.
Further, as a condition of the grant of the PSUs, unless otherwise expressly provided for by the Company or set forth in the Award Agreement, the PSUs will be cancelled without entitlement to any Shares if the Participant’s Service terminates for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Participant’s Service has terminated for purposes of the PSUs.
The Participant understands that the grant of the PSUs would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the PSUs shall be null and void.
SWEDEN
Terms and Conditions
Responsibility for Taxes and Tax Withholding Obligations. This provision supplements Section 6 of the Award Agreement:
Without limiting the Company’s and the Employer's authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 6 of the Award Agreement, in accepting the PSU award, the Participant authorizes the Company and/or the Employer to withhold Shares otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND
Notifications
Securities Law Notification. Neither this document nor any other materials relating to the PSUs (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a participant or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
UNITED ARAB EMIRATES
Notifications
Securities Law Notification. Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection this statement, including the Plan, this Award Agreement or any other incidental communication materials distributed in connection with the PSUs. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement or taken steps to verify the information set out in it, and have no responsibility for it. If the Participant has any questions regarding the context of this Award Agreement, including this Addendum or the Plan, the Participant should obtain independent professional advice.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes and Tax Withholding Obligations. This provision supplements Section 6 of the Award Agreement:
Without limitation to Section 6 of the Award Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any taxes that they are required to pay or withhold on the Participant’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Participant is a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or executive officer and income tax due is not collected from or paid by the Participant within 90 days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable. The Participant acknowledges that the Participant ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Employer may recover from the Participant at any time thereafter by any of the means referred to in Section 6 of the Award Agreement.
Exclusion of Claim. By accepting the PSUs, the Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant ceasing to have rights under or to be entitled to the PSUs, whether or not as a result of the Participant’s termination of Service (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the PSUs. Upon acceptance of the PSUs, the Participant shall be deemed irrevocably to have waived any such entitlement.